SUB-ITEM 77M: Mergers

The reorganization of the Aberdeen Global Natural
Resources Fund (the "Fund"), a series of Aberdeen
Funds (the "Trust"), into another series of the Trust,
the Aberdeen Global Equity Fund, closed on
November 21, 2016 (the "Reorganization").   The
additional information to be furnished in connection with this Sub-Item 77M regarding the Reorganization is hereby incorporated by reference to the Annual Report for the Fund for the period ended October 31, 2016 filed on Form N-CSR with the Securities and Exchange Commission on January
6, 2017 (SEC Accession No. 0001193125-17-
004581).